SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to Rule 14a-12

L-3 COMMUNICATIONS HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

Fee paid previously with preliminary materials:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

L-3 COMMUNICATIONS HOLDINGS, INC.

To Our Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of L-3 Communications Holdings, Inc., to be held at 2:30 p.m., eastern daylight time, on Tuesday, April 25, 2006, at the New York Palace Hotel located at 455 Madison Avenue, New York, New York. The formal notice and proxy statement for the Annual Meeting are attached to this letter.

To have your vote recorded, you should vote by telephone or over the Internet or sign, date and return your proxy card in the enclosed envelope as soon as possible, even if you currently plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the meeting. If you decide to attend, you can still vote your shares in person, if you wish. Please let us know whether you plan to attend the meeting by marking the appropriate box on the proxy card or indicating your plans when prompted over the telephone or Internet voting systems.

On behalf of the Board of Directors, I thank you for your cooperation and look forward to seeing you on April 25th.

Very truly yours,
Frank C. Lanza Chairman and Chief Executive Officer

L-3 COMMUNICATIONS HOLDINGS, INC.

NOTICE OF 2006 ANNUAL MEETING OF
STOCKHOLDERS AND PROXY STATEMENT

Notice is hereby given that the 2006 Annual Meeting of Stockholders (the ‘‘Annual Meeting’’) of L-3 Communications Holdings, Inc. will be held at the New York Palace Hotel located at 455 Madison Avenue, New York, New York on Tuesday, April 25, 2006, at 2:30 p.m., eastern daylight time, for the following purposes:

1.	Election of three Class III Directors whose terms expire in 2009;

2.	Ratification of the appointment of our independent registered public accounting firm for 2006; and

3.	Transaction of such other business as may properly come before the Annual Meeting and any adjournments thereof.
By Order of the Board of Directors
Christopher C. Cambria Senior Vice President, Secretary and General Counsel

March 20, 2006

IMPORTANT

Whether or not you currently plan to attend the Annual Meeting in person, please vote over the telephone or the Internet or complete, date, sign and return promptly the enclosed proxy in the envelope provided for that purpose. You may revoke your proxy if you attend the Annual Meeting and wish to vote your shares in person.

L-3 Communications Holdings, Inc.
600 Third Avenue
New York, New York 10016

PROXY STATEMENT

This proxy statement is furnished to the holders of the common stock, par value $0.01 per share, of L-3 Communications Holdings, Inc. in connection with the solicitation of proxies for use at the 2006 Annual Meeting of Stockholders to be held at the New York Palace Hotel located at 455 Madison Avenue, New York, New York at 2:30 p.m., eastern daylight time, on Tuesday, April 25, 2006 (the ‘‘Annual Meeting’’).

RECORD DATE

The board of directors has fixed the close of business on March 17, 2006 as the record date for the Annual Meeting (the ‘‘Record Date’’). Only stockholders of record at the Record Date (the ‘‘Stockholders’’) are entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof, in person or by proxy. At the Record Date, there were 121,764,700 shares of our common stock outstanding. This proxy statement, the accompanying proxy card, our Summary Annual Report and our Annual Report on Form 10-K are intended to be mailed on or about March 20, 2006 to each Stockholder entitled to vote at the Annual Meeting.

PROXIES

The proxy accompanying this proxy statement is solicited on behalf of our board of directors for use at the Annual Meeting and any adjournments of the Annual Meeting, and the expenses of solicitation of proxies will be borne by us. The solicitation will be made primarily by mail, but our officers and regular employees may also solicit proxies by telephone, telegraph, facsimile, via the Internet or in person. We also have retained Georgeson Shareholder Services to assist in soliciting proxies. Each holder of common stock is entitled to one vote for each share of our common stock held by such holder. The holders in person or by proxy of a majority of the common stock entitled to be voted at the Annual Meeting shall constitute a quorum.

Each Stockholder may appoint a person (who need not be a stockholder) other than the persons named in the enclosed proxy to represent him or her at the meeting by completing another proper proxy. In either case, such completed proxy should be returned in the enclosed envelope provided for that purpose for delivery before the meeting or should be delivered to our Secretary at 600 Third Avenue, New York, New York 10016, not later than 5:00 p.m., eastern daylight time, on Monday, April 24, 2006.

Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the proxy upon our receipt, prior to the time the proxy is voted, of a duly executed instrument revoking it, or of a duly executed proxy bearing a later date, or in the case of death or incapacity of the person(s) executing the proxy, of written notice of such death or incapacity, or by such person(s) voting in person at the Annual Meeting. Unless revoked, all proxies representing shares entitled to vote that are delivered pursuant to this solicitation will be voted at the Annual Meeting and, where a choice has been specified on the proxy card, will be voted in accordance with such specification. Where a choice has not been specified on the proxy card, the proxy will be voted in accordance with the recommendations of our board of directors.

Assuming a quorum is present, a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting is required for the election of directors and for approval of all other items submitted to Stockholders for their consideration. Abstentions and instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called ‘‘broker non-votes’’) will be counted for purposes of determining a quorum, but will not be counted as either voting for or against any proposal.

VOTING BY TELEPHONE OR INTERNET

Instead of submitting your vote by mail on the enclosed proxy card, you can vote by telephone or over the Internet. The telephone and Internet voting procedures, which comply with Delaware law, are designed to authenticate Stockholders’ identities, to allow Stockholders to vote their shares and to confirm that their instructions have been properly recorded.

Voting your proxy by mail, telephone or the Internet will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a broker, bank or other record holder, you must obtain a proxy from the record holder as to how to vote your shares or obtain a proxy from the record holder to vote at the Annual Meeting.

Stockholders with shares registered directly in their name in our stock records maintained by our transfer agent, Computershare Trust Company, N.A., may vote their shares (1) by making a toll-free telephone call from the U.S. and Canada to Computershare at 1-800-652-VOTE (1-800-652-8683), (2) by submitting their proxy over the Internet at the following address on the World Wide Web: http://www.computershare.com/expressvote, or (3) by mailing their signed proxy card. Specific instructions to be followed by registered Stockholders are set forth on the enclosed proxy card. Proxies submitted by telephone or over the Internet as described above must be received by 5:00 p.m., eastern daylight time, on Monday, April 24, 2006.

Revocation of Proxies Submitted by Telephone or Internet

To revoke a proxy previously submitted by telephone or over the Internet, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked, or by attending the meeting and voting in person.

PROPOSAL 1. ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation and the Bylaws provide for a board of directors whose number shall be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors. Effective October 11, 2005, the board of directors elected Peter A. Cohen as a new director. Pursuant to our Bylaws, the term of any new director expires at the next annual meeting of stockholders, unless re-elected at such time.

Our Amended and Restated Certificate of Incorporation provides for a classified board of directors divided into three classes. Peter A. Cohen, Robert B. Millard and Arthur L. Simon currently constitute a class with a term that expires at the annual meeting in 2006 (the ‘‘Class III Directors’’); Thomas A. Corcoran, Claude R. Canizares and Alan H. Washkowitz constitute a class with a term that expires at the annual meeting in 2007 (the ‘‘Class II Directors’’); and Frank C. Lanza, John M. Shalikashvili and John P. White currently constitute a class with a term that expires at the annual meeting in 2008 (the ‘‘Class I Directors’’).

The full board of directors has considered and nominated the following slate of Class III nominees for a three year term expiring in 2009: Peter A. Cohen, Robert B. Millard and Arthur L. Simon. Action will be taken at the Annual Meeting for the election of these Class III nominees.

It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of Peter A. Cohen, Robert B. Millard and Arthur L. Simon, except in cases of proxies bearing contrary instructions. In the event that these nominees should become unavailable for election for any presently unforeseen reason, the person named in the proxy will have the right to use his discretion to vote for a substitute.

The following information describes the offices held, other business directorships and the class and term of each nominee and of each director whose term of office will continue after the 2006 Annual Meeting. Beneficial ownership of equity securities of the nominees is shown under the caption ‘‘Security Ownership of Management’’ on page 15.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2006

Class III — Nominees for Terms Expiring in 2009

Name	Age	Principal Occupation And Other Information
Peter A. Cohen	59	Director since October 2005. Member of the compensation committee. Mr. Cohen is a founding and managing partner of Ramius Capital Group, LLC, a private investment management and merchant banking firm formed in 1994. Prior thereto, he formed Republic New York Securities, an investment management firm in 1991 and was employed by Shearson Lehman Brothers, an investment banking firm, from 1978 to 1991. At Shearson, Mr. Cohen held a number of executive positions, including President and Chief Operating Officer from 1981 through 1990, and Chairman and Chief Executive Officer from 1983 to 1990. He was also a director of Kroll, Inc. through June 2004 and is a director of Portfolio Recovery Associates, The Mount Sinai/NYU Medical Center and Health System and Scientific Games Corporation.
Robert B. Millard	55	Director since April 1997. Chairman of the compensation committee. Mr. Millard is a Managing Director of Lehman Brothers Inc., head of Lehman Brothers’ Principal Trading & Investments Group and principal of the Merchant Banking Group. Mr. Millard joined Lehman Brothers Inc. in 1978 when Kuhn Loeb & Co. was acquired by Lehman Brothers and became a Managing Director of Lehman Brothers Inc. in 1983. Mr. Millard joined Kuhn Loeb & Co. in 1976. Mr. Millard is a director of GulfMark Offshore, Inc. and Weatherford International, Inc.
Arthur L. Simon	74	Director since April 2001. Member of the audit and nominating/corporate governance committees. Mr. Simon is an independent consultant. Before his retirement, Mr. Simon was a partner at Coopers & Lybrand L.L.P., Certified Public Accountants, from 1968 to 1994. He is a director of Loral Space & Communications Ltd and Loral Space & Communications Corp.

The nominees for election to the board of directors are hereby proposed for approval by the Stockholders. The affirmative vote of the holders of a majority of the shares present or represented and entitled to vote at the Annual Meeting will be necessary to approve each nominee.

The Board Of Directors Recommends A Vote FOR Each Of The Proposed Nominees For Election To The Board Of Directors.

Directors Whose Terms Continue Beyond The 2006 Annual Meeting And Who Are Not Subject To Election This Year.

Class I — Directors Whose Terms Expire In 2008

Name	Age	Principal Occupation And Other Information
Frank C. Lanza	74	Chairman and Chief Executive Officer and Director since April 1997. From April 1996, when Loral Corporation was acquired by Lockheed Martin Corporation, until April 1997, Mr. Lanza was Executive Vice President of Lockheed Martin, a member of Lockheed Martin’s Executive Council and Board of Directors and President and Chief Operating Officer of Lockheed Martin’s command, control, communications and intelligence (‘‘C3I’’) and Systems Integration Sector, which comprised many of the businesses Lockheed Martin acquired from Loral. Prior to the April 1996 acquisition of Loral, Mr. Lanza was President and Chief Operating Officer of Loral, a position he held since 1981. He joined Loral in 1972 as President of its largest division, Electronic Systems. His earlier experience was with DalmoVictor and Philco Western Development Laboratory.
John M. Shalikashvili	69	Director since August 1998. Member of the compensation and nominating/corporate governance committees. General Shalikashvili (U.S. Army-ret.) is an independent consultant and a Visiting Professor at Stanford University. General Shalikashvili was the senior officer of the United States military and principal military advisor to the President of the United States, the Secretary of Defense and National Security Council by serving as the thirteenth Chairman of the Joint Chiefs of Staff, Department of Defense, for two terms from 1993 to 1997. Prior to his tenure as Chairman of the Joint Chiefs of Staff, he served as the Commander in Chief of all United States forces in Europe and as NATO’s tenth Supreme Allied Commander, Europe (SACEUR). He has also served in a variety of command and staff positions in the continental United States, Alaska, Belgium, Germany, Italy, Korea, Turkey and Vietnam. General Shalikashvili is a director of The Boeing Company and Plug Power, Inc.

Name	Age	Principal Occupation And Other Information
John P. White	69	Director since October 2004. Member of the nominating/corporate governance committee. Dr. White is presently on the faculty of the John F. Kennedy School of Government of Harvard University and is the Managing Partner of Global Technology Partners, LLC. Dr. White has a long history of government service, serving as U.S. Deputy Secretary of Defense from 1995-1997; as Deputy Director of the Office of Management and Budget from 1978 to 1981, and as Assistant Secretary of Defense, Manpower, Reserve Affairs and Logistics from 1977 to 1978. Dr. White also served as a lieutenant in the United States Marine Corps from 1959 to 1961. Prior to his most recent government position, Dr. White was the Director of the Center For Business and Government at Harvard University and the Chairman of the Commission on Roles and Missions of the Armed Forces. Dr. White has extensive private sector experience, including service as Chairman and CEO of the Interactive Systems Corporation, a position he held from 1981 to 1988. Following Interactive Systems Corporation’s sale to the Eastman Kodak Company in 1988, he was General Manager of the Integration and Systems Product Division and a Vice President of Kodak until 1992. Dr. White also spent nine years at the RAND Corporation, where he served as the Senior Vice President of National Security Research Programs and as a member of the Board of Trustees. He continues to serve as a Senior Fellow to the RAND Corporation. Dr. White is a current member of the Council on Foreign Relations. He also serves as a Director of IRG International, Inc., the Institute for Defense Analyses and the Concord Coalition and Center for Excellence in Government. He is a member of the Policy and Global Affairs Oversight Committee of the National Research Council.

Class II — Directors Whose Terms Expire In 2007

Name	Age	Principal Occupation And Other Information
Claude R. Canizares	60	Director since May 2003. Member of the audit committee. Since 1971, Professor Canizares has been a faculty member of the Massachusetts Institute of Technology (MIT). He currently serves as the Associate Provost and Bruno Rossi Professor of Experimental Physics, overseeing the MIT Lincoln Laboratory. In addition, he is a principal investigator on NASA's Chandra X-ray observatory and Associate Director of its science center. Professor Canizares is a member of the National Academy of Sciences, the International Academy of Astronautics and a fellow of the American Physical Society and the American Association for the Advancement of Science.

Name	Age	Principal Occupation And Other Information
Thomas A. Corcoran	61	Director since July 1997. Chairman of the audit committee since April 27, 2004. Mr. Corcoran is also Chief Executive Officer of Corcoran Enterprises, LLC, a private management consulting firm, and in this capacity, he works closely with The Carlyle Group, a Washington D.C. based private equity firm. Mr. Corcoran has been a senior adviser to The Carlyle Group since 2004. From March 2001 to April 2004, Mr. Corcoran was the President and Chief Executive Officer of Gemini Air Cargo. Mr. Corcoran was the President and Chief Executive Officer of Allegheny Teledyne Incorporated from October 1999 to December 2000. From October 1998 to September 1999, he was President and Chief Operating Officer of the Space & Strategic Missiles Sector of Lockheed Martin Corporation. From March 1995 to September 1998 he was the President and Chief Operating Officer of the Electronic Systems Sector of Lockheed Martin Corporation. From 1993 to 1995, Mr. Corcoran was President of the Electronics Group of Martin Marietta Corporation. Prior to that he worked for General Electric for 26 years and from 1983 to 1993 he held various management positions with GE Aerospace and was a company officer from 1990 to 1993. Mr. Corcoran is a member of the Board of Trustees of Stevens Institute of Technology and the Boards of Directors of American Ireland Fund, REMEC Corporation, United Industrial Corporation, Proxy Aviation Systems Inc. and Gemini Air Cargo.
Alan H. Washkowitz	65	Director since April 1997. Chairman of the nominating/corporate governance committee and member of the compensation committee. Mr. Washkowitz is a former Managing Director of Lehman Merchant Banking Group, and was responsible for the oversight of Lehman Brothers Inc. Merchant Banking Portfolio Partnership L.P. Mr. Washkowitz joined Lehman Brothers Inc. in 1978 when Kuhn Loeb & Co. was acquired by Lehman Brothers. Mr. Washkowitz is a director of Peabody Energy Corporation. Mr. Washkowitz retired from Lehman Merchant Banking Group effective July 2005 and is currently a private investor.

PROPOSAL 2. SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has selected PricewaterhouseCoopers LLP to act as our independent registered public accounting firm for the 2006 fiscal year, and a proposal to ratify this selection will be submitted to the Stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has acted as our independent registered public accounting firm since our formation in 1997 and the audit committee and the board of directors believe it is desirable and in our best interests to continue to retain that firm. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

If the foregoing proposal is not approved by the holders of a majority of the shares represented at the Annual Meeting, the selection of our independent registered public accounting firm will be reconsidered by the audit committee and the board of directors.

The Board of Directors Recommends a Vote FOR Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Our board of directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the board of directors and three standing committees: the audit, nominating/corporate governance and compensation committees. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues. Each executive officer serves at the discretion of the board of directors.

The board of directors has affirmatively determined that all of the directors other than Mr. Lanza, including those who serve on the three standing committees of the board of directors, have no material relationship with us (either directly or as a partner, shareholder, or officer of an organization that has a relationship with us) and are, therefore, ‘‘independent’’ for purposes of the NYSE listing standards. In addition, the board of directors has determined that Professor Canizares and Messrs. Corcoran and Simon, members of the audit committee, are also ‘‘independent’’ for purposes of Section 10A(m)(3) of the Securities and Exchange Act of 1934.

Pursuant to the requirements of the NYSE, the Board has adopted Corporate Governance Guidelines that meet or exceed the independence standards of the NYSE. Also, as part of our Corporate Governance Guidelines, the board of directors has adopted categorical standards to assist it in evaluating the independence of each of its directors. The categorical standards, which are set forth as Exhibit B to this proxy statement, are intended to assist the board of directors in determining whether or not certain relationships between our directors and us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) are ‘‘material relationships’’ for purposes of the NYSE independence standards. The categorical standards establish thresholds at which such relationships are deemed to be not material.

In October 2005 our board of directors elected Peter A. Cohen as a director. In connection with our acquisition of The Titan Corporation in July of 2005, Mr. Lanza, our Chairman and Chief Executive Officer, met Mr. Cohen, the lead director of The Titan Corporation, on a number of occasions. Following the acquisition, Mr. Lanza approached Mr. Washkowitz, the Chairman of the Nominating/Corporate Governance Committee, and advised him that he believed that Mr. Cohen would be a valuable addition to L-3’s board of directors. Mr. Lanza also approached Mr. Millard, who knew Mr. Cohen from previous business activities, to discuss adding Mr. Cohen to the Board. Messrs. Washkowitz, Simon and White, members of the Nominating/Corporate Governance Committee, each met separately with Mr. Cohen to explore the possibility of Mr. Cohen joining L-3’s board of directors. Following their meetings, the Committee met and voted unanimously to recommend to the Board that the full Board nominate Mr. Cohen to the L-3 board of directors. At the October 2005 Board meeting, the board of directors unanimously elected Mr. Cohen as a member of the Board.

Directors are expected to attend board meetings, meetings of the committees on which they serve, and to spend the time needed, and meet as frequently as necessary, to properly discharge their responsibilities. In addition, to the extent reasonably practicable, directors are expected to attend shareholder meetings. During the fiscal year ended December 31, 2005, the board of directors held four regularly scheduled meetings in person and eight special meetings. Each director attended at least 75% of the combined number of meetings of the board of directors and meetings of committees on which he served during the past fiscal year. All of our current directors (other than General Shalikashvili and Mr. Cohen, who was not yet a director) attended our annual shareholder meeting in April 2005.

In accordance with applicable NYSE listing requirements, our independent directors hold regular executive sessions at which management, including the Chief Executive Officer, is not present. The presiding director of these executive sessions rotates among the chairs of the standing committees of the board of directors.

Audit Committee

The audit committee currently consists of Professor Canizares and Messrs. Corcoran (Chairman) and Simon. This committee met 17 times during 2005. The audit committee is generally responsible for, among other things:

•	selecting, appointing, compensating, retaining, and terminating our independent registered public accounting firm;

•	overseeing the auditing work of any independent registered public accounting firm employed by us (including the resolution of any disagreement between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services;

•	pre-approving both audit and permitted non-audit services to be performed by the independent registered public accounting firm and related fees;

•	meeting with our independent registered public accounting firm to review the proposed scope of the annual audit of our financial statements;

•	reviewing the findings of the independent registered public accounting firm with respect to the annual audit;

•	meeting to review and discuss with management and the independent registered public accounting firm our periodic financial reports prior to our filing them with the SEC and reporting annually to the board of directors with respect thereto; and

•	reviewing with our financial and accounting management, the independent registered public accounting firm and internal auditor the adequacy and effectiveness of our internal control over financial reporting, financial reporting process and disclosure controls and procedures.

The board of directors has determined that all of the members of the audit committee are financially literate and meet the independence requirements mandated by the NYSE listing standards.

In addition, the board of directors has determined that Mr. Simon is an ‘‘audit committee financial expert,’’ as defined by Item 401(h)(2) of Regulation S-K.

Compensation Committee

The compensation committee currently consists of General Shalikashvili and Messrs. Cohen, Millard (Chairman), and Washkowitz. This committee, which had five meetings during 2005, is responsible for administering our 1997 Stock Option Plan for Key Employees (the ‘‘1997 Plan’’), our 1998 Directors Stock Option Plan for Non-Employee Directors (the ‘‘1998 Directors Plan’’) and our 1999 Long Term Performance Plan (the ‘‘1999 Plan’’) and has limited authority to adopt amendments to those plans.

This committee is also responsible for, among other functions:

•	reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer compensation;

•	evaluating the performance of the Chief Executive Officer in light of these criteria and, either as a committee or together with other independent directors (as directed by the board of directors), determining and approving the annual salary, bonus, stock options and other benefits, direct and indirect, of the Chief Executive Officer based on such evaluation;

•	reviewing and making recommendations to the board of directors with respect to non-Chief Executive Officer compensation, L-3’s incentive-compensation and equity-based plans that are subject to the approval of the board of directors, and overseeing the activities of the individuals responsible for administering those plans; and

•	reviewing and approving all equity compensation plans of L-3 that are not otherwise subject to the approval of L-3’s shareholders.

Nominating/Corporate Governance Committee

The nominating/corporate governance committee currently consists of General Shalikashvili and Messrs. Simon, Washkowitz (Chairman) and White. This committee, which met three times during 2005, monitors corporate governance policies and procedures and serves as the nominating committee for the board of directors.

The primary functions performed by this committee include, among other responsibilities:

•	developing, recommending and monitoring corporate governance policies and procedures for L-3 and the board of directors;

•	recommending to the board of directors criteria for the selection of new directors;

•	identifying and recommending to the board of directors individuals to be nominated as directors;

•	evaluating candidates recommended by shareholders in a timely manner;

•	conducting all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates;

•	overseeing the evaluation of the board of directors and management; and

•	overseeing and approving the management continuity planning process.

The nominating/corporate governance committee will consider candidates for nomination as a director recommended by stockholders, directors, officers, third party search firms and other sources. In identifying candidates for membership on the board of directors, the nominating/corporate governance committee takes into account (a) minimum individual qualifications, such as strength of character, mature judgment, industry knowledge or experience and an ability to work collegially with the other members of the board of directors, and (b) all other factors it considers appropriate. After conducting an initial evaluation of a candidate, the committee will interview that candidate if it believes the candidate might be suitable to be a director and may also ask the candidate to meet with other directors and management. If the nominating/corporate governance committee believes a candidate would be a valuable addition to the board of directors, it will recommend to the full board that candidate’s election.

The nominating/corporate governance committee will review all candidates in the same manner, regardless of the source of the recommendation. Individuals recommended by stockholders for nomination as a director will be considered in accordance with the procedures described under ‘‘Stockholder Proposals and Nominations.’’

Committee Charters and Corporate Governance Guidelines

The board of directors has adopted a charter for each of its three standing committees and corporate governance guidelines that address the make-up and functioning of the board of directors. You can find links to these materials on our website at: http://www.L-3com.com. A copy of such materials may also be obtained without charge upon request from our Secretary.

Code of Ethics and Business Conduct

The board of directors has adopted a code of ethics and business conduct that applies to all of our employees, officers and directors. You can obtain a copy of such code without charge upon request from our Secretary. You can find a link to such code on our website at http://www.L-3com.com. In accordance with, and to the extent required by, the rules and regulations of the Securities and Exchange Commission, we intend to post on our website waivers or implied waivers (as such terms are defined in Item 5.05 of Form 8-K of the Securities and Exchange Act of 1934) and amendments of the code of ethics and business conduct that apply to any of our directors, executive officers (including our principal executive officer and principal financial officer), principal accounting officer, controller or other persons performing similar functions.

Compensation of Directors

The directors who are also our employees or employees of our subsidiaries or affiliates do not receive compensation for their services as directors. The following table shows non-employee director compensation as currently determined by our board of directors upon the recommendation of the Compensation Committee.

Annual board retainer	$50,000	(1)
Annual audit committee chair retainer	$7,500
Annual compensation committee chair retainer	$5,000
Annual nominating/corporate governance committee chair retainer	$5,000
Payment per board meeting attended	$1,500
Payment per audit committee meeting attended	$2,000
Payment per compensation committee meeting attended	$1,500
Payment per nominating/corporate governance committee meeting attended.	$1,500
Payment per telephonic committee meeting attended(2)	$1,000
Annual stock option grant	2,500 shares(3)

(1)	$50,000 annual compensation consists of $40,000 which is paid in cash on a quarterly basis and $10,000 paid in shares of our common stock.

(2)	This includes telephonic audit, compensation or nominating/corporate governance committee meetings.

(3)	These stock options vest in three equal annual installments.

Non-employee directors may defer up to 100 percent of the cash portion of their annual cash compensation (including meeting fees) otherwise payable to the director. Subject to certain limitations, a participating director’s deferred compensation will be distributed in a lump sum on, or distributed in annual installments commencing on, the 30th day following the date he or she ceases to be a director. Deferral elections are irrevocable during any calendar year and must be made before the beginning of the calendar year in which his/her compensation is earned. Interest is accrued on deferred amounts. Depending on a director’s investment election, deferred amounts earn interest at a rate based on the 90-day U.S. Government Treasury Bill or the performance of our common stock. The non-employee directors are entitled to reimbursement for their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the board of directors or committees thereof.

Stockholder Communications with Directors

Anyone who would like to communicate with, or otherwise make his or her concerns known directly to, the chair of any of the audit, nominating/corporate governance and compensation committees, or to the non-management directors as a group, may do so by addressing such communications or concerns to the Secretary of L-3 Communications Holdings, Inc., 600 Third Avenue, New York, New York 10016, who will forward such communications to the appropriate party. Such communications may be done confidentially or anonymously.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Any stockholder desiring to submit a proposal to be presented for consideration in our 2007 proxy statement must submit such proposal, including proposals with respect to recommending director candidates, to us no later than the close of business on November 28, 2006. Such proposals should be sent by Certified Mail — Return Receipt Requested to the attention of the Secretary, L-3 Communications Holdings, Inc., 600 Third Avenue, New York, New York 10016. Under the current rules of the SEC, a stockholder submitting a proposal is required to be a record or beneficial owner of at least 1% or $2,000 in market value of the common stock and to have held such stock for at least one year prior to the date of submission of the proposal, and he or she must continue to own such securities through the date on which the meeting is held.

Shareholders may recommend director candidates for consideration by the nominating/corporate governance committee. Such notice must include the name, address, and class and number of shares owned by the shareholder making such recommendation; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws. You must submit the nominee’s consent to be elected and to serve. L-3 may require any nominee to furnish any other information, within reason, that may be needed to determine the eligibility of the nominee.

The notice must be delivered to the Secretary, who will forward the notice to the nominating/corporate governance committee for consideration.

EXECUTIVE AND CERTAIN OTHER OFFICERS OF THE COMPANY

Set forth below is certain information regarding each of our current executive officers, other than Mr. Lanza who is presented under ‘‘Class I — Directors Whose Terms Expire in 2008’’ and other officers of the Company.

Name	Age	Principal Occupation and Other Information
Christopher C. Cambria	47	Senior Vice President, Secretary and General Counsel. Mr. Cambria became a Senior Vice President in March 2001. He joined us in June 1997 as Vice President — General Counsel and Secretary. From 1994 until joining us, Mr. Cambria was an associate with Fried, Frank, Harris, Shriver & Jacobson. From 1986 until 1993, he was an associate with Cravath, Swaine & Moore. Mr. Cambria is a director of Core Software Technologies.
Michael T. Strianese	50	Senior Vice President, Chief Financial Officer and Corporate Ethics Officer. Mr. Strianese became Chief Financial Officer on March 11, 2005. From July 2000 until March 11, 2005 he was our Senior Vice President — Finance. He joined us in April 1997 as Vice President — Finance and Controller and was our Controller until July 2000. From April 1996, when Loral was acquired by Lockheed Martin, until April 1997, Mr. Strianese was Vice President and Controller of Lockheed Martin’s C3I and Systems Integration Sector. From 1991 to the April 1996 acquisition of Loral, he was Director of Special Projects at Loral. Mr. Strianese is a Certified Public Accountant.
Charles J. Schafer	58	Senior Vice President and President and Chief Operating Officer of the Products Group. Mr. Schafer became a Senior Vice President in April 2002. Mr. Schafer was appointed President of the Products Group in September 1999. He joined us in August 1998 as Vice President — Business Operations. Prior to August 1998, he was President of Lockheed Martin’s Tactical Defense Systems Division, a position he also held at Loral since September 1994. Prior to the April 1996 acquisition of Loral, Mr. Schafer held various executive positions with Loral, which he joined in 1984.
Robert W. Drewes	63	Vice President and President and Chief Operating Officer of the L-3 Integrated Systems Group. Mr. Drewes became a Vice President in March 2002 upon our acquisition of the Integrated Systems business from Raytheon Company. Mr. Drewes became President of the Integrated Systems business in May 2001. Prior to joining Integrated Systems, Mr. Drewes was the Vice President of Productivity for Raytheon Company. Mr. Drewes joined Raytheon Company in November 1997 after completing 33 years of distinguished service in the U.S. Air Force with the rank of Major General. His last assignment was Commander of Defense Contract Management Command, an organization comprised of more than 16,000 employees stationed worldwide. Additionally, Mr. Drewes has more than eight years of experience working on various assignments in the Pentagon and was a military assistant in the Executive Office of the President of the United States during the Reagan Administration.

Name	Age	Principal Occupation and Other Information
James W. Dunn	62	Senior Vice President and President and Chief Operating Officer of the Sensors and Simulation Group. Mr. Dunn became a Senior Vice President in January 2004. He joined us in June 2000 as President of our Link Simulation and Training division. Prior to joining us, from April 1996, when Loral Corporation was acquired by Lockheed Martin, until May 2000, Mr. Dunn served as president of several Lockheed Martin business units, including the Tactical Defense Systems Group, the Defense Systems Group, Fairchild Systems and the NESS Eagan, Akron and Archibald divisions. Prior to that, Mr. Dunn was with the Loral Corporation, which he joined in 1978, and held a series of management positions there during his 18-year tenure, including President of Loral Fairchild Systems, Senior Vice President of Engineering and Senior Vice President of Program Management.
Jimmie V. Adams	69	Vice President — Washington, D.C. Operations. General Jimmie V. Adams (U.S.A.F.-ret.) joined us in May 1997. From April 1996 until April 1997, he was Vice President of Lockheed Martin’s Washington Operations for the C3I and Systems Integration Sector. Prior to the April 1996 acquisition of Loral, he had held the same position at Loral since 1993. Before joining Loral in 1993, he was Commander in Chief, Pacific Air Forces, Hickam Air Force Base, Hawaii, capping a 35-year career with the U.S. Air Force. He was also Deputy Chief of Staff for plans and operation for U.S. Air Force headquarters and Vice Commander of Headquarters Tactical Air Command and Vice Commander in Chief of the U.S. Air Forces Atlantic at Langley Air Force Base. He is a command pilot with more than 141 combat missions.
David T. Butler III	49	Vice President — Mergers, Acquisitions and Corporate Strategy. Mr. Butler became a Vice President in December 2000. He joined us in 1997 as our corporate Director of Planning and Strategic Development. Prior to joining us, he was the Controller for Lockheed Martin Fairchild Systems from 1996 to 1997. Prior to the acquisition of Loral, Mr. Butler was Controller of Loral Fairchild Systems from 1992 to 1996. From 1981 to 1992, Mr. Butler held a number of financial positions with Loral Electronic Systems.
Ralph G. D’Ambrosio	38	Vice President — Finance and Principal Accounting Officer. Mr. D’Ambrosio became Vice President — Finance and Principal Accounting Officer on March 11, 2005. He became a Vice President in July 2001 and was our Controller from August 2000 until March 11, 2005. He joined us in August 1997 and was our Assistant Controller until July 2000. Prior to joining us, he was a senior manager at Coopers & Lybrand L.L.P., where he held a number of positions since 1989. Mr. D’Ambrosio is a Certified Public Accountant.

Name	Age	Principal Occupation and Other Information
Kenneth R. Goldstein	60	Vice President — Tax Counsel. Mr. Goldstein became a Vice President in October 2003. He joined us in 1997 as our corporate director of taxes. From April 1996, when Loral was acquired by Lockheed Martin, until April 1997, Mr. Goldstein was a director of taxes at Lockheed Martin Corporation. From 1981 to 1996, Mr. Goldstein was the director of taxes at Loral Corporation. Mr. Goldstein joined Loral Corporation in 1978 as a tax manager.
Robert W. RisCassi	70	Vice President. General Robert W. RisCassi (U.S. Army-ret.) joined us in April 1997. From April 1996 until April 1997, he was Vice President of Land Systems for Lockheed Martin’s C3I and Systems Integration Sector. Prior to the April 1996 acquisition of Loral, he had held the same position for Loral since 1993. He joined Loral in 1993 after retiring as U.S. Army Commander in Chief, United Nations Command/Korea. His 35-year military career included posts as Army Vice Chief of Staff; Director, Joint Staff, Joint Chiefs of Staff; Deputy Chief of Staff for Operations and Plans; and Commander of the Combined Arms Center. General RisCassi is currently a director of Alliant Techsystems Inc.
Stephen M. Souza	53	Vice President and Treasurer. Mr. Souza joined us in August 2001. Prior to joining us he was the Treasurer of ASARCO Inc. from 1999 to August 2001 and Assistant Treasurer from 1992 to 1999.
Jill J. Wittels	56	Vice President — Business Development. Dr. Wittels joined us in February 2001. From July 1998 to February 2001 she was President and General Manager of BAE Systems’ Information and Electronic Warfare Systems/Infrared and Imaging Systems division and its predecessor company. From January 1997 to July 1998, Dr. Wittels was Vice President — Business Development and Operations for IR Focalplane Products at Lockheed Martin. Dr. Wittels is on the Board of Overseers for the Department of Energy’s Fermi National Accelerator Lab. Dr. Wittels is also a director of Innovative Micro Technology, Inc., eMagin Corporation and Millivision Inc.

Security Ownership of Certain Beneficial Owners

As of March 17, 2006, there were 121,764,700 shares of our common stock outstanding. We know of no person who, as of March 17, 2006, beneficially owned more than five percent of the common stock, except as set forth below.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
CAM North America, LLC
Salomon Brothers Asset Management, Inc.
Smith Barney Fund Management LLC
TIMCO Asset Management Inc. 399 Park Avenue New York, New York 10022	11,197,937	9.2%

(1)	These beneficial owners filed a Schedule 13G with the SEC on February 15, 2006, in which the group reported that it had shared dispositive power over 11,197,937 shares of common stock and shared voting power over 9,826,975 shares of common stock.

Security Ownership of Management

The following table shows the amount of common stock beneficially owned (unless otherwise indicated) by our named executive officers, our directors, and by all of our current executive officers and directors as a group.

Except as otherwise indicated, all information listed below is as of March 17, 2006.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)(2)	Percentage of Shares of Common Stock Outstanding(3)
Directors and Named Executive Officers
Frank C. Lanza	4,974,114	4.0%
Michael T. Strianese	170,596	—
Christopher C. Cambria	170,918	—
Charles J. Schafer	29,578	—
Robert W. Drewes	8,683	—
Claude R. Canizares(4)	3,151	—
Peter A. Cohen(5)	5,000	—
Thomas A. Corcoran(4)	22,013	—
Robert B. Millard(4)(6)	146,646	—
John M. Shalikashvili(4)	18,351	—
Arthur L. Simon(4)	24,721	—
Alan H. Washkowitz(4)(7)	225,152	—
John P. White(4)	980	—
Directors and Executive Officers as a Group (15 persons)(8)	5,868,830	4.7%

(1)	The shares of our common stock beneficially owned include the number of shares (i) issuable under employee stock options and exercisable within 60 days of March 17, 2006 and (ii) allocated to the accounts of executive officers under our savings and stock purchase plans. Of the number of shares shown above, (i) the following represent shares that may be acquired upon exercise of employee stock options for the accounts of: Mr. Lanza, 1,758,572 shares; Mr. Strianese, 169,334 shares; Mr. Cambria, 169,234 shares; Mr. Schafer, 26,667 shares; and Mr. Drewes, 6,666 shares, and (ii) the following represent shares allocated under our savings and stock purchase plans to the accounts of: Mr. Strianese, 1,262 shares; Mr. Cambria, 1,684 shares; Mr. Schafer, 2,911 shares; and Mr. Drewes, 2,017 shares.

(2)	The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority.

(3)	Share ownership does not exceed one percent of the class unless otherwise indicated. Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding at March 17, 2006.

(4)	Includes 21,001 shares issuable and exercisable under director stock options within 60 days of March 17, 2006 in the case of Mr. Corcoran, 18,001 shares in the case of General Shalikashvili and Mr. Simon, 15,001 shares in the case of Messrs. Millard and Washkowitz, 2,501 shares in the case of Professor Canizares and 834 shares in the case of Mr. White.

(5)	Shares acquired March 20, 2006.

(6)	Includes 98,728 shares owned by a charitable foundation of which Mr. Millard and his wife are the sole trustees, and as to which Mr. Millard disclaims beneficial ownership.

(7)	Includes 96,324 shares in trust, for the benefit of Mr. Washkowitz’s children, for which Mr. Washkowitz and his wife are co-trustees and as to which Mr. Washkowitz disclaims beneficial ownership.

(8)	Includes 2,286,812 shares issuable under employee stock options and exercisable under employee stock options within 60 days of March 17, 2006, and 9,954 shares allocated to the accounts of executive officers under our savings and stock purchase plans.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our Chief Executive Officer and each of our four other most highly compensated executive officers who served in such capacities at December 31, 2005, collectively referred to herein as the named executive officers, for services rendered to us during each of the last three years.

				Long Term Compensation Awards
		Annual Compensation(1)
Name and Principal Position	Year	Salary ($)(2)	Bonus ($)	Securities Underlying Stock Options (#)	All Other Compensation ($)(3)
Frank C. Lanza	2005	975,000	1,200,000	100,000	9,146
(Chairman and Chief Executive	2004	925,000	1,100,000	—	9,146
Officer)	2003	875,000	975,000	75,000	6,180
Michael T. Strianese	2005	480,000	630,000	20,000	22,759
(Senior Vice President,	2004	395,000	525,000	40,000	22,559
Chief Financial Officer and	2003	365,000	435,000	75,000	19,726
Corporate Ethics Officer)
Christopher C. Cambria	2005	430,000	575,000	—	13,246
(Senior Vice President,	2004	395,000	525,000	40,000	13,001
Secretary and General Counsel)	2003	235,000	435,000	75,000	12,383
Charles J. Schafer	2005	380,000	525,000	—	35,472
(Senior Vice President and	2004	345,000	465,000	30,000	34,472
President and Chief Operating	2003	308,750	400,000	50,000	24,018
Officer of the Products Group)
Robert W. Drewes	2005	437,500	750,000	30,000	186,784
(Vice President and President	2004	410,463	625,000	20,000	184,194
and Chief Operating Officer	2003	370,720	420,000	—	182,565
of L-3 Integrated Systems Group)

(1)	In each of the prior three years, the aggregate amount of incremental cost to us of perquisites received, if any, for each of the named executive officers (after reimbursements, if any, by the executive officers) has not exceeded the $50,000 prescribed threshold as defined under Item 402 of Reg S-K.

(2)	As previously disclosed in our Annual Report on Form 10-K, on March 9, 2006, the Compensation Committee approved increases to the base salaries of Messrs. Lanza (to $1,100,000), Strianese (to $550,000), Cambria (to $475,000) and Schafer (to $450,000), to be effective April 1, 2006. The base salary for Mr. Drewes was increased to $450,000 by the Compensation Committee on July 12, 2005.

(3)	Amounts for the year ended December 31, 2005 include: (a) our matching contributions of $8,400 under our savings plan for Messrs. Strianese and Cambria, $11,600 for Mr. Schafer and $12,400 for Mr. Drewes; (b) the value of supplemental life insurance programs in the amounts of $9,146 for Mr. Lanza, $14,359 for Mr. Strianese, $4,846 for Mr. Cambria, $23,872 for Mr. Schafer and $21,384 for Mr. Drewes; and (c) a retention bonus of $153,000 for Mr. Drewes.

Option Grants in Fiscal Year 2005

The following table shows the options to purchase common stock granted in fiscal year 2005 to the named executive officers.

Name	Options Granted (#)(1)	% Total Options Granted	Per Share Exercise Price ($)	Expiration Date	Grant Date Present Value ($)(2)
Frank C. Lanza	100,000	5.78%	74.94	7/12/15	2,145,008
Michael T. Strianese	20,000	1.16%	74.94	7/12/15	428,992
Christopher C. Cambria	—	—	—	—	—
Charles J. Schafer	—	—	—	—	—
Robert W. Drewes	30,000	1.73%	78.60	10/10/15	646,100
	150,000				3,220,100

(1)	Each of the options shown in this table entitles the holder to purchase our common stock and vests one-third on each of the first, second and third anniversaries of the grant date.

(2)	Based on a weighted average value of $21.47 per option. The valuation calculations are solely for the purposes of compliance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and are not intended to forecast possible future appreciation, if any, of the price of our common stock. Grant date values are based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. In addition, all stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The real value of the options in this table depends upon the actual changes in the market price of our common stock during the applicable period. Accordingly, there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The grant date values were determined based in part upon the following assumptions: (a) a weighted average expected volatility of 28.9% based on daily average stock prices of our company stock for a period that matches the expected option life and ends on the option grant date; (b) a weighted average risk-free rate of return of 3.9%; (c) our common stock dividend yield of 0.8%; and (d) an expected weighted average option life of 4.5 years.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information on options to purchase our common stock that were exercised during fiscal year 2005 by our named executive officers; the total numbers of exercisable and non-exercisable options to purchase our common stock owned by our named executive officers at December 31, 2005, and the aggregate dollar value of such options that were in-the-money at December 31, 2005.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-The-Money Options at Fiscal Year-end ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable (2)	Exercisable	Unexercisable (2)
Frank C. Lanza	—	—	1,978,572	125,000	118,373,898	713,750
Michael T. Strianese	—	—	144,334	71,666	5,355,107	1,133,813
Christopher C. Cambria	—	—	144,234	51,666	5,387,047	1,133,813
Charles J. Schafer	—	—	74,333	36,667	2,427,859	769,646
Robert W. Drewes	36,667	946,739	—	43,333	—	194,928

(1)	In accordance with SEC rules, the values of the in-the-money options were calculated by subtracting the exercise prices of the options from the December 30, 2005 closing stock price of our common stock of $74.35.

(2)	These options are unexercisable because they have not yet vested under their terms.

REPORT OF THE AUDIT COMMITTEE

The directors who serve on the audit committee are all ‘‘independent’’ in accordance with the NYSE listing standards and the applicable SEC rules and regulations. We have reviewed and discussed with management the Company’s Annual Report on Form 10-K, which includes the Company’s audited consolidated financial statements for the year ended December 31, 2005, and management’s assessment of, and the independent audit of, the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005.

During 2005, the audit committee fulfilled all of its responsibilities under its charter that was effective during 2005. As part of the Company's governance practices, the audit committee reviews its charter on an annual basis and, when appropriate, recommends to the board of directors changes to its charter. The board of directors adopted changes to the audit committee charter in February 2006. The revised audit committee charter is included in this proxy statement as Exhibit A.

We have discussed with the independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by the Sarbanes-Oxley Act of 2002 and Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP, required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the registered public accounting firm their independence.

Based on the activities referred to above, we recommended to the Company’s board of directors that the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 be filed with the Securities and Exchange Commission.

During 2005, Thomas A. Corcoran (Chairman), Professor Claude R. Canizares and Arthur L. Simon served as members of the audit committee.

Thomas A. Corcoran (Chairman) Claude R. Canizares Arthur L. Simon

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

For services rendered in 2005 and 2004 by PricewaterhouseCoopers LLP, our independent registered public accounting firm, we incurred the following fees:

	Year
	2005	2004
Audit Fees(1)(4)	$10,676,000	$11,309,000
Audit-Related Fees(2)(4)	348,000	270,000
Tax Fees(3)	2,160,000	1,966,000
All Other Fees	50,000	36,000

(1)	Represents fees incurred for the annual audit of the consolidated financial statements, quarterly reviews of interim financial statements, statutory audits of foreign subsidiaries, SEC registration statements and the audit of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act.

(2)	Represents fees incurred for acquisition-related audits, benefit plan audits and services received in connection with our implementation of Section 404 of the Sarbanes-Oxley Act.

(3)	Represents fees incurred for U.S. and foreign income tax compliance, acquisition related tax services and state tax planning services.

(4)	Audit and Audit-Related Fees for 2004 have been restated to include fees applicable to 2004 finalized subsequent to the preparation of the prior year's proxy statement.

The audit committee has considered and determined that the provision of the services covered under the captions ‘‘Audit-Related Fees’’, ‘‘Tax Fees’’ and ‘‘All Other Fees’’ is compatible with maintaining the registered public accounting firm’s independence.

In accordance with its charter, the audit committee has established pre-approval policies with respect to audit and permitted non-audit services to be provided by our independent registered public accounting firm. Specifically, the audit committee has pre-approved detailed, specific services within the following categories of non-audit services: assurance, operational control and effectiveness risk, financial risk, technology risk and tax. Fees related to the annual audits of the Company’s consolidated financial statements, including the Section 404 attestation, are specifically approved by the audit committee on an annual basis. All fees for pre-approved permitted non-audit services are pre-approved annually or more frequently, if required, up to a maximum amount equal to the total of (1) the approved audit fees related to the consolidated financial statements, including the Section 404 attestation and (2) the previous year’s actual other audit services and audit related fees as reported in the Company’s proxy statements. The audit committee also pre-approves any proposed engagement to provide services not included in the approved list of audit and permitted non-audit services and for fees in excess of amounts previously pre-approved. The audit committee chairman or another designated committee member may approve these services and related fees and expenses on behalf of the audit committee, and report such to the audit committee at the next regularly scheduled meeting.

All of the services covered under the captions ‘‘Audit Fees’’, ‘‘Audit-Related Fees’’, ‘‘Tax Fees’’ and ‘‘All Other Fees’’ were pre-approved by the Audit Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The compensation committee is responsible for reviewing the design of, and pay levels generated by, our compensation and benefit programs for our executive officers. The committee is also responsible for administering our stock option and restricted stock programs.

Executive Compensation Philosophy

The committee is committed to ensuring an executive compensation program that supports our mission — to maximize shareholder value. The objectives of the executive compensation program are to:

•	Attract, retain, and motivate qualified, high-performing executives;

•	Provide rewards commensurate with performance by emphasizing variable, at-risk compensation that is dependent on organization and individual achievements; and

•	Align the interests of executives and shareholders through equity-based compensation.

The key elements of our executive compensation program used in support of the philosophy are base salary, annual incentives, and long-term incentives. Generally, the committee endorses providing competitive median opportunities using these elements, with actual pay commensurate with relative performance.

Competitive Benchmarking

The committee retains a nationally recognized independent compensation consulting firm to provide guidance regarding competitive executive compensation practices and to assist the committee in evaluating the relationship between executive compensation levels and company performance. Competitive compensation information is obtained from a peer group of industry competitors, and is supplemented with data from published compensation survey sources, as appropriate. The peer group includes some of the companies in the S&P 1500 Aerospace & Defense Index used in the stock performance graph and other companies that compete with L-3 Communications for business and / or executive talent. The companies included in the peer group are periodically reviewed to ensure that they continue to be appropriate. If necessary, the group is revised to reflect mergers, acquisitions, strategic changes or other relevant factors. The results of the consulting firm’s analysis are considered by the committee in making executive compensation program decisions.

Base Salaries

Executive base salaries are targeted at the median of market levels with adjustments above or below market to recognize varying levels of responsibility, prior experience, breadth of knowledge, and performance over time. The compensation committee reviews individual executive officer base salary levels approximately every 15 months. In making base salary determinations, the committee considers the competitive base salary review, company and individual performance, and the recommendations of the Chief Executive Officer. The Committee approved increases in base salaries for executive officers, to be effective April 1, 2006, which increases were found to be within an appropriate targeted range when compared to pay levels of peer group companies.

Annual Incentives

Annual incentive opportunities are provided to executive officers to link successful company and individual performance with executive compensation. Generally, annual incentive payments are structured to be competitive and reflect the company’s relative performance.

Individual executive annual incentive awards are determined at the end of the year considering performance of the company and individual and market pay information. In assessing performance, the committee reviews the company’s performance relative to the peer group’s on multiple measures, including sales, operating income, EBITDA, cash flow and diluted earnings per share. The recommendations of the Chief Executive Officer regarding individual contributions to overall company success are also considered.

In determining awards for 2005 performance, the committee approved awards to executive officers that were generally slightly above median levels to reflect that the company significantly outperformed its peer group.

Long-Term Incentives

The committee believes that equity-based long-term incentives are the most effective way of aligning executive rewards with the creation of value for shareholders. To support this belief, the committee provides a significant portion of executive compensation opportunities through long-term incentives. Long-term incentives are provided pursuant to the 1997 Plan and the 1999 Plan.

Generally, stock option and restricted stock awards are provided to individual executive officers on a periodic basis (e.g., every 18 months) to maintain the overall competitiveness of the total compensation program and because such awards strongly align executives with shareholders. At the time of grant, the committee determines the value of such awards using the Black-Scholes option pricing model. The ultimate value of an option grant to the recipient depends on the shareholder value created between the date of grant and the date of exercise. Stock options will be granted at a price not less than the fair market value of our common stock on the date of grant. Option award size is based primarily on competitive practice but may also be adjusted to reflect factors such as individual and our company’s performance.

Chief Executive Officer Compensation

The committee generally used the executive compensation practices described above for executive officers to determine Mr. Lanza’s 2005 compensation. As reflected in the Summary Compensation Table, Mr. Lanza’s base salary was $975,000 in 2005 and $925,000 in 2004. On March 9, 2006, the Committee approved an increase in Mr. Lanza’s base salary to $1,100,000, effective April 1, 2006. In determining future increases to Mr. Lanza’s base salary, the compensation committee will consider competitive peer group base salary levels and his individual performance. For 2005, the committee provided Mr. Lanza with an annual incentive award of $1,200,000 taking into account the factors described above for the annual incentive program and his leadership. Mr. Lanza was granted 100,000 options to purchase shares of our common stock in 2005.

Policy with Respect to the $1 Million Deduction Limit

Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to the named executive officers to $1 million, unless certain requirements are met. The compensation committee will consider the impact of this provision when making compensation decisions. However, the compensation committee will weigh all pertinent factors to determine appropriate plan design and incentive awards.

Robert B. Millard (Chairman) Peter A. Cohen John M. Shalikashvili Alan H. Washkowitz

STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total return of our common stock, as adjusted for the two-for-one stock split declared by our board of directors on April 23, 2002, with the cumulative total return of the Standard & Poor’s 500 Composite Stock Index and the Standard & Poor’s 1500 Aerospace & Defense Index, for the period from December 31, 2000 to December 31, 2005. These figures assume that all dividends paid over the performance period were reinvested, and that the starting value of each index and the investment in our common stock was $100 on December 31, 2000. We are one of the companies included in the Standard & Poor’s 1500 Aerospace & Defense Index and the Standard & Poor’s 500 Composite Stock Index. The starting point for the measurement of our common stock cumulative total return was our stock price of $38.50 per share, on December 31, 2000, as adjusted for our stock split. The graph is not, and is not intended to be, indicative of future performance of our common stock.

L-3 Communications Holdings, Inc.
Cumulative Total Stockholder Returns for
period of December 31, 2000 to December 31, 2005

TOTAL SHAREHOLDER RETURNS

(as prepared by Standard & Poor’s Compustat)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the individuals who served on our compensation committee during the 2005 fiscal year has served us or any of our subsidiaries as an officer or employee. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our board of directors or compensation committee.

EMPLOYMENT AGREEMENTS

We entered into an employment agreement (the ‘‘Employment Agreement’’) effective on April 30, 1997 with Mr. Lanza, our Chairman and Chief Executive Officer. The Employment Agreement provided for an initial term of five years, which would automatically renew for one-year periods thereafter, unless he gave notice of his intent to terminate at least 90 days prior to the expiration of the term. Mr. Lanza’s employment agreement was renewed in April 2005.

Upon a termination without cause or resignation for good reason, we will be obligated, through the end of the term, to (i) continue to pay the base salary and (ii) continue to provide life insurance and medical and hospitalization benefits comparable to those provided to other senior executives; provided, however, that any such benefits coverage shall terminate to the extent that Mr. Lanza is offered or obtains comparable coverage from any other employer. The Employment Agreement provides for confidentiality during employment and at all times thereafter. There is also a noncompetition and non-solicitation covenant which is effective during the employment term and for one year thereafter; provided, however, that if the employment terminated following the expiration of the initial term, the noncompetition covenant will only be effective during the period, if any, that we pay the severance described above.

PENSION PLAN TABLES

The following table shows the estimated annual pension benefits payable, over the participant’s lifetime, under the L-3 Communications Corporation Pension Plan and Supplemental Executive Retirement Plan (SERP) to a covered participant upon retirement at normal retirement age (65), based on the final average compensation (salary and bonus) and years of credited service with us. Final average compensation is derived from ‘‘Annual Compensation’’ as reported in the ‘‘Summary Compensation Table’’ on page 17. The benefits listed in the table below are payable in the form of a straight-life annuity upon retirement at age 65 and are not subject to deductions for Social Security or any other offset amounts.

	Years of Credited Service
Final Average Compensation at Retirement	5	10	15	20	25	30	35
$500,000	$43,140	$86,280	$129,419	$172,559	$215,699	$258,839	$301,979
600,000	51,890	103,780	155,669	207,559	259,449	311,339	363,229
700,000	60,640	121,280	181,919	242,559	303,199	363,839	424,479
800,000	69,390	138,780	208,169	277,559	346,949	416,339	485,729
900,000	78,140	156,280	234,419	312,559	390,699	468,839	546,979
1,000,000	86,890	173,780	260,669	347,559	434,449	521,339	608,229
1,100,000	95,640	191,280	286,919	382,559	478,199	573,839	669,479
1,200,000	104,390	208,780	313,169	417,559	521,949	626,339	730,729
1,300,000	113,140	226,280	339,419	452,559	565,699	678,839	791,979
1,400,000	121,890	243,780	365,669	487,559	609,449	731,339	853,229
1,500,000	130,640	261,280	391,919	522,559	653,199	783,839	914,479
1,600,000	139,390	278,780	418,169	557,559	696,949	836,339	975,729
1,700,000	148,140	296,280	444,419	592,559	740,699	888,839	1,036,979
1,800,000	156,890	313,780	470,669	627,559	784,449	941,339	1,098,229
1,900,000	165,640	331,280	496,919	662,559	828,199	993,839	1,159,479
2,000,000	174,390	348,780	523,169	697,559	871,949	1,046,339	1,220,729
2,100,000	183,140	366,280	549,419	732,559	915,699	1,098,839	1,281,979
2,200,000	191,890	383,780	575,669	767,559	959,449	1,151,339	1,343,229
2,300,000	200,640	401,280	601,919	802,559	1,003,199	1,203,839	1,404,479
2,400,000	209,390	418,780	628,169	837,559	1,046,949	1,256,339	1,465,729
2,500,000	218,140	436,280	654,419	872,559	1,090,699	1,308,839	1,526,979

As of December 31, 2005, the current annual compensation and current years of credited service (including for Mr. Strianese, years of credited service as an employee of Loral and Lockheed Martin) for each of the following persons were: Mr. Lanza, $2,075,000 and nine years; Mr. Strianese, $1,005,000 and 16 years; Mr. Cambria, $955,000 and nine years; and Mr. Schafer, $845,000 and seven years.

The following table shows the estimated annual pension benefits payable, over the participant’s lifetime, under the L-3 Integrated Systems Retirement Plan and SERP to a covered participant upon retirement at normal retirement age (65), based on the final average compensation (salary and bonus) and years of credited service with us. Final average compensation is derived from ‘‘Annual Compensation’’ as reported in the ‘‘Summary Compensation Table’’ on page 17. The benefits listed in the table below are payable in the form of a straight-life annuity upon retirement at age 65 and are subjected to deductions for Social Security amounts.

	Years of Credited Service
Final Average Compensation at Retirement	5	10	15	20	25	30	35
$800,000	69,702	139,403	209,105	278,807	325,274	371,742	418,210
900,000	78,702	157,403	236,105	314,807	367,274	419,742	472,210
1,000,000	87,702	175,403	263,105	350,807	409,274	467,742	526,210
1,100,000	96,702	193,403	290,105	386,807	451,274	515,742	580,210
1,200,000	105,702	211,403	317,105	422,807	493,274	563,742	634,210
1,300,000	114,702	229,403	344,105	458,807	535,274	611,742	688,210

As of December 31, 2005, the current annual compensation and current years of credited service (including years of credited service as an employee of Raytheon Company) was $1,062,500 and seven years for Mr. Drewes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stockholders Agreement

In connection with our incorporation we, Mr. Lanza, and certain other parties entered into a Stockholders Agreement, which has terminated except for the terms relating to registration rights.

Pursuant to the Stockholders Agreement, at this time Mr. Lanza has the right, subject to certain conditions, to require us to register his shares of our common stock under the Securities Act of 1933. Mr. Lanza has one demand registration right.

In addition, the Stockholders Agreement provides Mr. Lanza with piggyback registration rights. The Stockholders Agreement provides, among other things, that we will pay expenses incurred in connection with the demand registration requested by Mr. Lanza and any registration in which Mr. Lanza participates through piggyback registration rights granted under the agreement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based on our records and other information, we believe that, during fiscal year 2005, all Section 16(a) forms required to be filed were filed on a timely basis, except for (i) a statement of changes in beneficial ownership on Form 4 filed by James Dunn, our Senior Vice President and the President and Chief Operating Officer of our Sensors and Simulation Group, on October 7, 2005, with respect to transactions executed on August 9 and 18, 2005, (ii) a statement of changes in beneficial ownership on Form 4 filed by Michael Strianese, our Senior Vice President, Chief Financial Officer and Corporate Ethics Officer, on March 17, 2006, with respect to options granted on July 12, 2005, (iii) a statement of changes in beneficial ownership on Form 4 filed by Robert Drewes, our Vice President and the President and Chief Operating Officer of the L-3 Integrated Systems Group, on November 14, 2005, with respect to options exercised on November 7, 2005, (iv) an initial statement of beneficial ownership on Form 3 filed by Ralph D'Ambrosio, our Vice President – Finance, on April 1, 2005, due to him becoming an executive officer on March 11, 2005, (v) an initial statement of beneficial ownership on Form 3 filed by Robert Drewes, our Vice President and the President and Chief Operating Officer of the L-3 Integrated Systems Group, on April 1, 2005, due to him becoming an executive officer on March 23, 2005, and (vi) an initial statement of beneficial ownership on Form 3 filed by Peter Cohen, one of our directors, on October 14, 2005, due to him being elected as a new director on October 11, 2005.

GENERAL AND OTHER MATTERS

At the date of this proxy statement, we know of no business that will be brought before the Annual Meeting other than the matters set forth above. However, if any further business properly comes before the Annual Meeting or any adjournments of the Annual Meeting, the persons named as proxies in the accompanying proxy will vote them in accordance with their discretion and judgment on such matters.

We have provided each Stockholder whose proxy is being solicited hereby, a copy of our Summary Annual Report and our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2005. Written requests for additional copies should be directed to: Corporate Communications, L-3 Communications Holdings, Inc., 600 Third Avenue, New York, New York 10016.

Please complete, date and sign the proxy and return it promptly in the enclosed reply envelope. No postage is required if returned in the accompanying envelope and mailed in the United States.

By Order of the Board of Directors,
Christopher C. Cambria Senior Vice President, Secretary and General Counsel

New York, New York
March 20, 2006

EXHIBIT A

L-3 Communications Holdings, Inc.

AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee is established for the primary purpose of assisting the Board of Directors in oversight of the:

1.	Quality and integrity of the Company’s financial statements, reports, and the Company’s related internal control over financial reporting,

2.	Company’s compliance with legal and regulatory requirements,

3.	Qualifications and independence of the independent auditors, and

4.	Performance of the Company’s internal audit function and independent auditors.

In addition, the Audit Committee shall prepare the Audit Committee report that SEC rules require to be included in the Company's annual proxy statement.

In fulfilling its duties and responsibilities, the Audit Committee shall be given full access to the Company's internal audit group, Board of Directors, corporate executives and independent auditors and shall have the authority to obtain advice and assistance from outside legal, accounting, financial, or other advisors.

The Company shall provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor and to any advisors that the Audit Committee chooses to engage. In addition to any funding necessary to compensate the independent auditors and outside advisors, the Company shall provide the Audit Committee with such funding as the Committee determines is appropriate to fund any ordinary administrative expenses incurred by the Committee in carrying out its duties.

ORGANIZATION

Members:

The Audit Committee shall consist of at least three directors, all of whom are determined by the Board of Directors to meet the independence and expertise requirements required by the New York Stock Exchange (NYSE) Listed Company Manual and the Securities and Exchange Commission (SEC) rules

The chairperson and members of the Committee shall be appointed by the Board of Directors.

All members of the Committee shall be financially literate (as such qualification is interpreted by the Board in its business judgment) and at least one member of the Committee shall be an ‘‘audit committee financial expert’’ as determined by the Board, in compliance with the criteria established by the SEC and the NYSE.

If an Audit Committee member simultaneously serves on the audit committee of more than three public companies (including the Company), the Board must determine that such service will not impair such member's ability to effectively serve on the Audit Committee and disclose such determination in the Company's annual proxy statement.

No member of the Audit Committee shall receive compensation other than (i) director's fees for service as a director of the Company, including reasonable compensation for serving on the Audit Committee and regular benefits that other directors receive and (ii) fixed amounts of compensation under a retirement plan (including deferred compensation) for past performance, provided that such compensation is not contingent in any way on continued or future service to the Company.

Meetings:

The Audit Committee shall meet at least five times a year, or more often if circumstances so require.

The Audit Committee shall act only on the affirmative vote of at least a simple majority of its members.

Responsibilities:

The Audit Committee's policies and procedures should remain flexible, in order to best react to changing conditions and help ensure that the Company's accounting and reporting practices accord with all requirements and are of the highest quality. The Audit Committee shall:

1.	Be directly responsible for the selection, appointment, compensation, retention, and termination of the Company's independent auditors.

2.	Inform each independent auditor hired by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services that such firm shall report directly to the Audit Committee.

3.	Be directly responsible for the oversight of the auditing work of any independent auditor employed by the Company (including the resolution of any disagreement between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services.

4.	Pre-approve both audit and permitted non-audit services to be performed by the independent auditors and related fees. The Audit Committee may (i) delegate to one or more of its members the ability to pre-approve such services and fees, provided that any such pre-approval is presented to the full Committee at its next scheduled meeting and/or (ii) pre-approve audit and non-audit services based on policies and procedures adopted by the Committee, provided (a) the policies and procedures are detailed as to the particular service, (b) the Committee is informed of each service on a timely basis, (c) such policies and procedures do not include delegation of the Committee's responsibilities to management and (d) such policies and procedures are disclosed in the Company's annual reports.

5.	Meet with the independent auditors and the financial management to review the scope of the audit proposed for the current year and the audit procedures to be utilized and any subsequent changes to such scope and/or procedures.

6.	Discuss with the independent auditors and with management, as appropriate, the following:

(a)	The matters required to be discussed by Statement on Auditing Standards No. 61 and the Sarbanes-Oxley Act of 2002 relating to the conduct of the audit or quarterly reviews;

(b)	Independent auditors' responsibilities under auditing standards generally accepted in the United States of America, and under applicable rules and regulations of any exchange on which the Company lists its securities;

(c)	Management judgment and accounting estimates;

(d)	Audit adjustments, both those reflected in the Company's financial statements and those waived by the independent auditor;

(e)	Disagreements between management and the independent auditors, if any, and management's response to such disagreements;

(f)	Consultations with other accountants, if any;

(g)	Major issues, if any, regarding accounting principles and financial statement presentation, including any analysis prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; and

(h)	Problems or difficulties encountered in performing the audit, if any, and management's response.

7.	Discuss with the independent auditors prior to the filing by the Company of its annual report and at such other times as the Committee deems appropriate:

(a)	All critical accounting policies and practices of the Company;

(b)	All alternative treatments of financial information under generally accepted accounting principles (GAAP) related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

(c)	Other material written communications between the independent auditors and management of the Company.

8.	At least annually, discuss with the independent auditors the following: the auditing firm's internal quality-control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and all relationships between the independent auditor and the Company in order to assess the auditor's independence.

9.	Ensure that all auditing personnel are rotated in accordance with, and to the extent required by, applicable laws and regulations.

10.	Confirm with the independent auditors that none of their auditing personnel assigned to the audit of the Company's financial statements earns or receives any compensation based on selling engagements to the Company to provide any services, other than audit, review or attest services, to the extent such compensation would compromise the independence of such auditing personnel or the auditor under the rules promulgated by the SEC.

11.	Review with the independent auditors, the internal auditor, and the financial and accounting management, the adequacy and effectiveness of the Company's internal control over financial reporting, financial reporting procedures and disclosure controls and procedures, and elicit any recommendations for improvement or particular areas where augmented controls are desirable. Particular emphasis should be given to the adequacy of such controls to provide that information required to be disclosed by the Company in its periodic reports is recorded, processed, summarized, and reported in an appropriate and timely manner.

12.	Review the internal audit function, including the independence and authority of its reporting obligations, the audit plans proposed for the coming year, and the coordination of such plans with the work of the independent auditors.

13.	Review periodically a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan and review such summary and plan with the internal audit department.

14.	Review the adequacy of the internal audit staff and review and concur in the appointment, replacement or dismissal of the Internal Audit Director.

15.	Provide input into the annual evaluation of the performance of the Vice President of Internal Audit. Participate in the development of the Vice President of Internal Audit’s annual goals and self-assessment along with management's assessment of the performance of the Vice President of Internal Audit.

16.	Review annually with management and the independent auditors the effect of regulatory and accounting initiatives, as well as review and approve any off- balance sheet structures on the Company's financial statements.

17.	Meet to review and discuss the annual audited financial statements and quarterly financial statements with management and the independent auditors, including reviewing the Company's specific disclosure under ‘‘Management's Discussion and Analysis of Financial Condition and Results of Operations.’’ Determine that the independent auditors are satisfied with the disclosure and content of the financial statements. Any year-to-year changes in accounting principles or practices should be reviewed.

18.	Recommend to the Board of Directors as to whether the annual financial statements of the Company should be included in the Annual Report on Form 10-K to be filed with the SEC.

19.	Discuss with management, in general terms, the Company’s earnings press releases (paying particular attention to the use of any ‘‘pro forma’’ or ‘‘adjusted’’ non-GAAP information or measures), as well as financial information and financial and earnings guidance provided to analysts and rating agencies.

20.	Discuss with management policies with respect to risk assessment and risk management.

21.	Set clear hiring policies for employees or former employees of the independent auditors in accordance with applicable laws and regulations.

22.	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters, or violations of the Company's Code of Ethics and Business Conduct, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

23.	Review annually the status of the corporation’s Ethics and Business Conduct Program, including its training program, the corporation’s Code of Ethics and Business Conduct, and the L-3 Titan Code of Ethics. Report on any amendments that may be needed to that program or to the Codes.

24.	Act as the steering committee for the Company’s Ethics and Business Conduct Program. Meet periodically with the Corporate Ethics Officer; review the status of any ethics matters brought to the attention of the Corporate Ethics Officer and/or to the attention of the Audit Committee and their resolution; periodically oversee the operation of the Corporate Compliance and Ethics Council, including meeting (in person or teleconference) at least quarterly with the Corporate Ethics Officer and with the Titan Vice President of Ethics & Compliance.

25.	Periodically meet separately in executive session with each of management, the internal audit director, and the independent auditors to discuss any appropriate matters.

26.	Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, including in the Company's periodic reports to the SEC.

27.	Periodically inquire of the Company's General Counsel, as to the Company's compliance with relevant legal and regulatory requirements, and as to the adequacy of control systems in place to assure such compliance.

28.	Annually review and evaluate the performance of the Committee relative to the Audit Committee’s purpose, duties and responsibilities outlined herein.

29.	Annually review and assess the adequacy of this charter and recommend any changes to the Board of Directors for approval.

30.	Annually report to the Board of Directors regarding the execution of the Committee’s duties and responsibilities.

31.	Report to the Board of Directors the matters discussed at each Audit Committee meeting. A copy of the minutes shall be placed with the Company’s minute books.

32.	Investigate any matter brought to the attention of the Audit Committee that is considered appropriate and is within the scope of its responsibilities, including any matters required by the rules of the SEC to be reported to the Committee by management.

33.	Prepare an Audit Committee report required to be included in the Company’s annual proxy statement. The report will include at least the following:

(a)	A statement that the Audit Committee has reviewed and discussed the annual audited financial statements and audit of internal control over financial reporting with management:

(b)	A statement that the Audit Committee has discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, Required Communications with Audit Committees;

(c)	A statement that the Audit Committee has received written disclosures from, and held discussions with, the independent auditors on matters required by Independence Standards Board Statement No. 1, Independence Discussions with Audit Committees; and

(d)	A conclusion as to the Audit Committee's recommendation to the Board of Directors; as to the filing of the Annual Report on Form 10-K with the SEC.

EXHIBIT B

L-3 Communications Holdings, Inc.

CATEGORICAL STANDARDS FOR DIRECTOR INDEPENDENCE

When making ‘‘independence’’ determinations, the Board shall broadly consider all relevant facts and circumstances, as well as any other facts and considerations specified by the NYSE, by law or by any rule or regulation of any other regulatory body or self-regulatory body applicable to the Company. When assessing the materiality of a director’s relationship with the Company, the Board shall consider the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships (among others).

The Board has established the following guidelines to assist it in determining director ‘‘independence’’:

A.	A director will not be independent if, within the preceding three years: (i) the director was employed by L-3 or an immediate family member of the director was employed by L-3 as an executive officer; (ii) the director or an immediate family member of the director received, during any twelve-month period within such three year period, more than $100,000 in direct compensation from L-3, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service); or (iii) the director or an immediate family member of the director was employed as an executive officer of another company where any of L-3’s present executive officers at the same time served on that company’s compensation committee.

B.	Additionally, a director will not be independent if:

(1) (A) The director or an immediate family member is a current partner of a firm that is L-3’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member of the director was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on L-3’s audit within that time; or

(2) The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, L-3 for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

C.	The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence: (i) if an L-3 director is a current employee, or whose immediate family member is a current executive officer, of another company that makes payments to, or receives payment from, L-3 for property or services in an amount which, for each of the last three fiscal years, are less than the greater of $1,000,000 or two percent of the consolidated gross revenues of such other company; (ii) if an L-3 director beneficially owns, or is an employee of another company that beneficially owns less than 10% of L-3’s common equity; (iii) if an L-3 director is a current employee of another company to which L-3 is indebted, and the total amount of the indebtedness is less than one percent of the total consolidated assets of the company he or she serves as a current employee; and (iv) if an L-3 director serves as an executive officer, director or trustee of a tax exempt organization, and L-3’s contributions to such tax exempt organization, during any of the preceding three years, are less than the greater of $1,000,000 or one percent of such tax exempt organization’s consolidated gross revenues. The board will annually review all commercial, charitable and other relationships of directors.

B-1

Annual Meeting Admission Ticket

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2006 Annual Meeting of L-3 Communications Holdings, Inc. Stockholders
Tuesday, April 25, 2006, 2:30 P.M. Eastern Daylight Time New York Palace hotel 455 Madison Avenue, New York, NY
Upon arrival, please present this admission ticket and photo identification at the registration desk.

A	Election of Directors – The Board of Directors recommends a vote "FOR" each of the following nominees.

1. Nominees:	For	Withold
01 – Peter A. Cohen
02 – Robert B. Millard
03 – Arthur L. Simon

B	Issue – The Board of Directors recommends a vote "FOR" the following proposal.

	For	Against	Abstain
2. Appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm.

Mark box at right if you plan to attend the Annual Meeting.

C	Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

NOTE: Please sign exactly as your names appear hereon. When signing as attorney, administrator, trustee, authorized officer of a corporation or in any representative capacity, please insert your name and title as such. Joint owners should each sign individually.

0   0   8   6   4   0   1                    5   U   P   X                                                C   O   Y                   &nb p;

Admission Ticket

PROXY SERVICES
C/O COMPUTERSHARE INVESTOR SERVICES
PO BOX 43102
PROVIDENCE RI 02940-5068

L-3 COMMUNICATIONS HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS
TUESDAY, APRIL 25, 2006, 2:30 P.M. EASTERN DAYLIGHT TIME
NEW YORK PALACE HOTEL
455 MADISON AVENUE
NEW YORK, NY

PLEASE INDICATE WHETHER YOU PLAN TO ATTEND THE 2006 ANNUAL MEETING OF STOCKHOLDERS BY MARKING THE APPROPRIATE BOX OR IF YOU USE THE TELEPHONE SYSTEM, WHEN PROMPTED. ONLY THE STOCKHOLDER(S) WHOSE NAME(S) APPEARS ON THIS TICKET, OR THE PROXY OF THAT STOCKHOLDER, WILL BE ADMITTED. DUE TO SPACE LIMITATIONS, ADMISSION TO THE MEETING WILL BE ON A FIRST-COME, FIRST-SERVED BASIS. REGISTRATION WILL BEGIN AT 2:30 P.M.

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PLEASE DETACH ALONG PERFORATION AND RETURN THIS CARD IF VOTING BY MAIL.

L-3 COMMUNICATIONS HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF L-3 COMMUNICATIONS HOLDINGS, INC. (THE "COMPANY") FOR THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD APRIL 25, 2006, AND SHOULD BE READ IN CONJUNCTION WITH THE NOTICE OF MEETING AND PROXY STATEMENT PERTAINING THERETO.

The undersigned shareholder hereby appoints Frank C. Lanza, Christopher C. Cambria or Michael T. Strianese, or any one of them, attorneys and agents, or proxy or proxies, with full power of substitution, in the name and on behalf of the undersigned, to attend, vote and act at the Annual Meeting of Stockholders to be held on April 25, 2006, at 2:30p.m., eastern daylight time, at the New York Palace Hotel, 455 Madison Avenue, New York, NY, and at any and all adjournments thereof, upon the matters set forth below and in accordance with their discretion on any other matters that may properly come before the meeting or adjournment thereof.

A stockholder desiring to appoint some other person, who need not be a Stockholder, to represent him at the meeting may do so by inserting such person's name in the space provided on the reverse side.

This proxy, when properly executed, will be voted in accordance with the directions of the undersigned stockholder. In the absence of such directions, this proxy will be voted for the nominees listed on the reverse hereof and for the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

[GRAPHIC OMITTED]	To vote using the Telephone (within U.S. and Canada)	[GRAPHIC OMITTED]	To vote using the Internet
	• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.		• Go to the following web site: WWW.COMPUTERSHARE.COM/ EXPRESSVOTE
	• Follow the simple instructions provided by the recorded message.		• Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on April 25, 2006.
THANK YOU FOR VOTING